                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of this 2nd day of January, 2001, by and between Stephen B. Brannon, an individual resident of the State of Georgia ("Seller"), and the and the individuals and/or entities listed in Schedule A hereto (individually, a "Purchaser", collectively, the "Purchasers").

         Whereas, Seller is a stockholder of WebCatalyst, Inc., a Georgia corporation ("Company"), and

         Whereas, Seller desires to sell to Purchasers, and Purchasers desire to purchase from Seller, 3,130,525 shares of the common stock Seller owns in the Company (the "Shares") and 1,802,757 options to purchase shares of the common stock of the Company (the "Options");

         Now, therefore, in consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. PURCHASE OF STOCK. Purchasers hereby agree to purchase from Seller the number of shares of Purchaser's no par value common stock and the number of set forth opposite such Purchaser's name on Schedule A ("Shares") for a total purchase price of $7,692.32 ("Purchase Price"), payable by check to the order of Seller.

         SECTION 2. CLOSING. The closing of this transaction ("Closing") shall occur upon execution and delivery hereof. At the Closing, Seller shall sell, assign, convey, transfer and deliver, or cause to be delivered, to each Purchasers or his designee, and each Purchaser shall purchase, for the part of the part of the Purchase Price set forth opposite his name on Schedule A, the Shares and Options.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents, warrants, covenants and agrees with Purchaser as follows:

         3.1 OFFER AND SALE OF THE SHARES. Seller hereby represents and warrants to Purchaser, and to Company as a third party beneficiary of these representations and warranties, as follows, with respect to the Shares:

                  (a) No person served as Seller's selling agent in connection with such sale; the number and nature of offerees contacted by Seller in connection with such sale was limited, and all offers were made by Seller through direct communication with qualified offerees; and there has not been any general advertising or solicitation or mass media circulation in such connection;

                  (b)      Seller is neither an "issuer" within the meaning of
         Section 2(4) of the Securities Act, nor a "dealer" within the meaning of Section 2(12) thereof; and

                  (c) Seller owns, beneficially and of record, all right, title and interest in and to the Shares, which are fully paid and non-assessable, and free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies, restrictions on transfer or other arrangements, restrictions or limitations of any kind; and the delivery to Purchaser or his designee of a certificate evidencing the Shares will transfer good and valid title to the Shares to Purchasers.
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         3.3      POWER AND AUTHORITY. Seller has the full right, power,
authority, and capacity to enter into and perform his obligations hereunder, and this Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

         3.4 CONSENTS AND APPROVALS. No consent, approval, or authorization or designation, declaration, or filing with any governmental authority on the part of Seller is required in connection with the valid execution, delivery or performance hereof.

         SECTION 4.        REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         4.1 ACKNOWLEDGMENT OF STATUS OF SHARES. Purchasers hereby, severally and not jointly, represent and warrant to Seller, and to Company as a third party beneficiary of these representations and warranties, as follows, with respect to the Shares and Options:

                  (a) The securities being acquired by Purchaser will be acquired for Purchaser's own account without the participation of any other person, with the intent of holding the securities for investment and without the intent of participating, directly or indirectly, in a distribution of the securities, and not with a view to, or for resale in connection with, any distribution of the securities, nor is Purchaser aware of the existence of any distribution of the securities. Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the securities (or any portion thereof or interest therein) which Purchaser hereby purchases, and Purchaser has no present plan or intention to enter into any such contract, undertaking, agreement or arrangement;

                  (b) Purchaser is not acquiring the securities based upon any representation, oral or written, by any person with respect to the future value of, or income from, the securities but rather upon an independent examination and judgment as to the prospects of the Company;

                  (c) The securities were not offered to Purchaser by means of publicly disseminated advertisements or sales literature, nor is Purchaser aware of any offers made to other persons by such means;

                  (d) Purchaser understands and agrees that the securities have not been registered under the Securities Act or any state securities acts or laws, in reliance on exemptions contained in such acts;

                  (e) The securities cannot be offered for sale, sold or transferred by Purchaser other than pursuant to: (A) an effective registration under the Securities Act or in a transaction otherwise in compliance with the Securities Act; and (B) evidence satisfactory to the Company of compliance with applicable state securities laws. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws. Purchaser's securities are not transferable, Purchaser shall not, directly or indirectly, sell, assign, convey, hypothecate or otherwise transfer Purchaser's securities (or any portion thereof or interest therein), and the certificate evidencing the securities shall be legended to reflect the foregoing;

                  (f) The Company will be under no obligation to register the securities or to comply with any exemption available for sale of the securities without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the Securities Act are not now available and no assurance has been given that it or


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         they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the securities;

                  (g) Purchaser has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including contracts, financial statements, tax returns, leases, deeds, and other books and records. Purchaser has examined such of these documents as Purchaser has wished and is familiar with the business and affairs of the Company. Purchaser realizes that the purchase of the securities is a speculative investment and that any possible profit therefrom is uncertain. Information with respect to existing business and historical operating results of the Company and estimates and projections as to future operations involve significant subjective judgment and analysis, which may or may not be correct; and the Company cannot, and does not, make any representation or warranty as to the accuracy of the information concerning the past or future results of the Company;

                  (h) Purchaser has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. Purchaser has received all information and data with respect to the Company that Purchaser has requested and that Purchaser has deemed relevant in connection with the evaluation of the merits and risks of Purchaser's investment in the Company;

                  (i) Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the securities. Purchaser has sought such accounting, legal and tax advice as Purchaser considered necessary to make an informed investment decision. The financial condition of Purchaser is such that Purchaser has no need for liquidity with respect to Purchaser's investment in the securities and no need to dispose of any portion of the securities to satisfy any existing or contemplated undertaking or indebtedness; and the overall commitment by Purchaser to investments which are not readily marketable is not disproportionate to Purchaser's net worth and will not become excessive as a result of investment in the securities;

                  (j) Purchaser understands that a purchase of securities involves certain risks, including the potential loss of all or a part of Purchaser's investment;

                  (k)      Purchaser expressly acknowledges that:

                           (i) No federal, state or other governmental agency has passed upon the adequacy or accuracy or the information concerning the Company or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the securities as an investment;

                           (ii) Purchaser is not dependent upon a current cash return with respect to the Purchaser's investment in the securities, and the Purchaser understands that distributions are not required to be made and that returns on an investment in the securities may not be realized for years; and

                           (iii) The securities are being offered and sold to prospective purchasers directly, and neither Seller nor the Company (nor any person acting on behalf of the Company) has offered to sell the securities to Purchaser by means of any form of general solicitation or advertising, such as media advertising or public seminars;


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                  (l)      Purchaser is at least 21 years of age; and

                  (m)      Purchaser certifies under penalties of perjury that
         (i) Purchaser's taxpayer identification number (social security number for an individual Purchaser) as set forth on the signature page hereof is correct; (ii) Purchaser's home address (in the case of an individual) or office address (in the case of an entity) as set forth on the signature page hereof is correct; and (iii) Purchaser is not subject to backup withholding either because Purchaser has not been notified by the Internal Revenue Service ("IRS") that Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends, or because the Purchaser has been notified by the IRS that the Purchaser is no longer subject to backup withholding. If Purchaser is subject to backup withholding, Purchaser should cross through clause (iii) and check the following box: [ ].

         4.2 POWER AND AUTHORITY. Each Purchaser has the full right, power, authority, and capacity to enter into and perform such Purchaser's obligations hereunder, and this Agreement constitutes a valid and binding obligation of each Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

         4.5 CONSENTS AND APPROVALS. No consent, approval, or authorization or designation, declaration, or filing with any governmental authority on the part of each Purchaser is required in connection with the valid execution, delivery or performance hereof.

         SECTION 5.        GENERAL PROVISIONS.

         5.1. GOVERNING LAWS. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia without giving effect to its conflicts of law provisions.

         5.2. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties. Neither party may assign this Agreement without the other's prior written consent; any attempted assignment otherwise shall be void.

         5.3. SEVERABILITY. In the event that any one or more of the provisions hereof or portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions hereof, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

         5.4. INTERPRETATION. Headings used herein are for convenience of reference only and shall not be considered in construing this Agreement. The words "hereof," "herein" or the like shall refer to this Agreement as a whole. "Including" means including, without limitation.

         5.5 THIRD PARTY BENEFICIARY. The Company is a third party beneficiary of Seller's representations and warranties in Section 3.1 and of Purchaser's representations and warranties in Sections 4.1.

                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first set forth above.

Seller:                               Purchasers:

---------------------------           ------------------------------------------
Stephen B. Brannon                    Paul T. Mannion, Jr.
                                      Shares:           121,232
                                                        ------------------------
                                      Options:          300,159
                                                        ------------------------
                                      Price:            $528.24
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------


                                      ------------------------------------------
                                      Paul Mannion, III
                                      Shares:           200,000
                                                        ------------------------
                                      Options:          N/A
                                                        ------------------------
                                      Price:            $376.27
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------

                                      ------------------------------------------
                                      Cole Patrick Mannion
                                      Shares:           200,000
                                                        ------------------------
                                      Options:          N/A
                                                        ------------------------
                                      Price:            $376.27
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------

                                      ------------------------------------------
                                      Donald B. Sallee
                                      Shares:           579,617
                                                        ------------------------
                                      Options:          334,412
                                                        ------------------------
                                      Price:            $1,424.86
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------

                                      ------------------------------------------
                                      Andrew S. Reckles
                                      Shares:           232,207
                                                        ------------------------
                                      Options:          N/A
                                                        ------------------------
                                      Price:            $433.86
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------

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

                                      ------------------------------------------
                                      Kimberly D. Reckles
                                      Shares:           N/A
                                                        ------------------------
                                      Options:          133,404
                                                        ------------------------
                                      Price:            $133.40
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:

                                      ------------------------------------------
                                      Thomas Shields
                                      Shares:           232,207
                                                        ------------------------
                                      Options:          133,404
                                                        ------------------------
                                      Price:            $570.26
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                                        ------------------------
                                      Taxpayer I.D.#:
                                                        ------------------------

                                      ------------------------------------------
                                      Roy Truitt
                                      Shares:           182,631
                                                        ------------------------
                                      Options:          450,689
                                                        ------------------------
                                      Price:            $794.28
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------

                                      By:
                                         ---------------------------------------
                                      Print Name:
                                                 -------------------------------
                                      As:  Trustee of the Roy Lee Truitt 2000
                                      Gen.Skip.Exe. Trust
                                      Shares:           200,000
                                                        ------------------------
                                      Options:          N/A
                                                        ------------------------
                                      Price:            $376.27
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------

                                      By:
                                         ---------------------------------------
                                      Print Name:
                                                 -------------------------------
                                      As: Trustee of the Tiffany Lee Truitt 2000
                                      Gen.Skip.Exe. Trust
                                      Shares:           200,000
                                                        ------------------------
                                      Options:          N/A
                                                        ------------------------
                                      Price:            $376.27
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------


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


                                      By:
                                         ---------------------------------------
                                      Print Name:
                                                 -------------------------------
                                      As:  Trustee of the Tye W. Truitt 2000
                                      Gen.Skip.Exe. Trust
                                      Shares:           200,000
                                                        ------------------------
                                      Options:          N/A
                                                        ------------------------
                                      Price:            $376.27
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------


                                      ------------------------------------------
                                      David Silver
                                      Shares:           182,631
                                                        ------------------------
                                      Options:          450,689
                                                        ------------------------
                                      Price:            $794.28
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------

                                      ------------------------------------------
                                      David Silver, III
                                      Shares:           200,000
                                                        ------------------------
                                      Options:          N/A
                                                        ------------------------
                                      Price:            $376.27
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------

                                      ------------------------------------------
                                      David Silver, IV
                                      Shares:           200,000
                                                        ------------------------
                                      Options:          N/A
                                                        ------------------------
                                      Price:            $376.27
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------

                                      By:
                                         ---------------------------------------
                                      Print Name:
                                                 -------------------------------
                                      As:  Trustee of the Michelle Lynn Silver
                                      Gen.Skip.Exe. Trust
                                      Shares:           200,000
                                                        ------------------------
                                      Options:          N/A
                                                        ------------------------
                                      Price:            $376.27
                                                        ------------------------
                                      Address:
                                                        ------------------------

                                                        ------------------------

                                      Taxpayer I.D.#:
                                                        ------------------------


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